Exhibit 10.1

October 14, 2021

[Name and address of warrant holder]

Re:	Exercise Price Reset Offer of Common Stock Purchase Warrants

To Whom It May Concern:

Myomo, Inc. (the “Company”) is pleased to offer to you the opportunity to reprice the Exercise Price of all of the Common Stock purchase warrants of the Company (the “Warrants”) currently held by you (the “Holder”) and as set forth on your signature page attached hereto. The shares of common stock, par value $0.0001 (“Common Stock”), underlying the Warrants (“Warrant Shares”) have been registered pursuant to a registration statement on Form S-1 and Form S-1MEF (File Nos. 333-235538 and 333-236360) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Warrants, will, to the Company’s knowledge, be effective for the issuance of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrants.

In consideration for cash exercising all of the Warrants held by you on or before 9:00 a.m. (New York City time) on October 15, 2021 (the “Warrant Exercise”), the Company hereby offers you a reduced exercise price of the Reprice Warrants to $5.00. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 1(f) of the Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Warrant which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Warrant (provided no additional exercise price shall be payable).

The Holder may accept this offer by signing this letter below, with such acceptance constituting the Holder’s exercise of the number of Warrants as set forth on the Holder’s signature page attached hereto for an aggregate exercise price as set forth on the Holder’s signature page hereto (the “Aggregate Exercise Price”) on or before 9:00 a.m. (New York City time) on October 15, 2021.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is an “accredited investor” as defined in Rule 501 of the Securities Act.

If this offer is accepted and this letter agreement is executed and delivered to the Company on or before 9:00 a.m. (New York City time) on October 15, 2021, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto (the “8-K Filing”) on or before 9:30 a.m. (New York City time) on October 15, 2021. From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. From and after the issuance of the 8-K Filing, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the 8-K Filing.

The Company represents, warrants and covenants that, upon acceptance of this offer, all of the Warrant Shares being exercised shall be delivered electronically through the Depository Trust Company within one (1) Trading Day of the date the Company receives the Aggregate Exercise Price (or, with respect to shares of Common Stock that would otherwise be in excess of the Beneficial Ownership Limitation, within one (1) Business Day of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). Except as set forth herein, the terms of the Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall remain in effect as if the acceptance of this offer was a formal exercise notice under the Warrants.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of Common Stock purchase warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until 60 Trading Days after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof), is or will be more favorable to such Other Holder than those of the Holder and this letter agreement. If, and whenever on or after the date hereof until 60 Trading Days after the date hereof, the Company enters into an Other Warrant Exercise Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including the issuance of additional Warrant Shares), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Other Warrant Exercise Agreement.

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares. This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

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To accept this offer, Holder must counter execute this letter agreement and return the fully executed letter agreement to the Company at e-mail: _________, attention: _________, on or before 9:00 am (New York City time) on October 15, 2021.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

MYOMO, INC.

By:
Name:
Title:

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Warrant Shares: _____________________

Number of Warrants being exercised contemporaneously with signing this letter: _____________

Aggregate Exercise Price of the Warrants being exercised contemporaneously with signing this letter: $___________________

DTC Instructions:

The Warrant Shares shall be delivered to the following DWAC Account Number:

Broker Name:

Broker DTC DWAC #:

Broker Contact:

Account #:

Annex A – Representations, Warranties and Covenants

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Registration Statement. The Warrant Shares are registered for issuance on a Registration Statement on Form S-1 and Form S-1MEF (File Nos. 333-235538 and 333-236360) (the “Registration Statement”) and the Company knows of no reason why such registration statement shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all Warrant Shares underlying the Warrants are sold by the Holder.

(b) Authorization; Enforcement. The Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) subject to Section (d) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) NYSE American Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of NYSE American.

(e) Subsequent Equity Sales. From the date hereof until the 30 day anniversary of the date hereof, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than a registration statement on Form S-8. Notwithstanding the foregoing, this Section (e) shall not apply in respect of an Exempt Issuance. As used herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock, options, restricted stock, restricted stock units or other equity awards to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, which issuance has been approved by the Company’s compensation committee, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter, provided that such securities have not been amended since the date of this letter to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (except for such decreases in exercise, exchange or conversion price in accordance with the terms of such securities) or to extend the term of such securities, (c) securities issued pursuant to acquisitions, joint ventures, collaborations or similar strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until the 30 day anniversary of the date hereof, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. As used herein, “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.